Exhibit 99.2

May 31, 2017
Air Transport Services Group, Inc. Announces Pricing of Secondary Public Offering by Selling Stockholder
WILMINGTON, OHIO, May 31, 2017 -- Air Transport Services Group, Inc. (NASDAQ: ATSG) today announced the pricing of an underwritten secondary offering by one of its existing stockholders (the "selling stockholder") of 3,806,374 shares of the Company's common stock. ATSG has agreed to repurchase from the underwriter 380,637 of such shares at a price per share equal to the price per share paid by the underwriter to the selling stockholder in the offering. The selling stockholder granted to the underwriter an option to purchase up to an additional 570,956 shares of the Company’s common stock. The selling stockholder will receive all of the net proceeds from the offering. No shares are being sold by ATSG in the offering. The offering is expected to close June 6, 2017, subject to customary closing conditions.
BofA Merrill Lynch is acting as underwriter for the offering. The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
The offering is being made pursuant to the Company's effective shelf registration statement that was filed with the Securities and Exchange Commission ("SEC") on May 31, 2017. The offering is being made only by means of the prospectus supplement and the accompanying prospectus. Before you invest, you should read the registration statement, prospectus, prospectus supplement, and documents incorporated by reference in that registration statement for more complete information about ATSG and the offering. You may obtain these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus supplement and accompanying prospectus related to the offering may also be obtained from: BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC  28255-0001, Attn: Prospectus Department, Email:dg.prospectus_requests@baml.com.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.
About Air Transport Services Group, Inc.
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including two airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Airborne Maintenance and Engineering Services, Inc. including its division, PEMCO World Air Services, Inc.

Forward-Looking Statements
Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause ATSG’s actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services; our operating airlines' ability to maintain on-time service and control costs; the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; the number and timing of deployments and redeployments of our aircraft to customers; the successful implementation and operation of the new air network for Amazon; and other factors that are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.
Contacts
Air Transport Services Group, Inc.
Quint O. Turner, 937-382-5591
Chief Financial Officer